EXHIBIT 23 (i)

   Consent of Independent Accountant







   We have issued our reports dated February 10, 1998, accompanying the consolidated financial statements and schedule incorporated by reference in the Annual Report of Badger Paper Mills, Inc. and Subsidiary on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Badger Paper Mills, Inc. and Subsidiary on Forms S-8 (File No. 333-01671, effective March 13, 1996 and File No. 333-01673, effective March 13, 1996).





                                 /s/  GRANT THORNTON, L.L.P.


   Appleton, Wisconsin
   March 27, 1998